Exhibit 23.01

                              CONSENT OF COUNSEL


We consent to the references to our firm under the captions "Federal Income Tax" and "Legal Matters" in Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 333-9898) as filed with the United States Securities Exchange Commission on or about April 19, 2001 and the related Prospectus of Kenmar Global Trust.

April 19, 2001


                                 Sidley & Austin